UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): March 26, 2025

BIRDIE WIN CORPORATION

(Exact name of registrant as specified in its charter)

Nevada	333-259112	38-4179726
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Unit 8, 6/F, Wayson Commercial Building,

28 Connaught Road West, Hong Kong

(Address of principal executive offices & zip code)

(+86) 13824472731

(Registrants’ telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name on each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.01 Changes in Control of Registrant

On March 24, 2025, a Stock Purchase Agreement was entered into between TOPP Holdings Group Ltd (the “Seller”), whose controlling person is Yunyuan Chen, and Shiyong Zhao (the “Purchaser”), wherein the Purchaser purchased 2,640,000 shares of Common Shares, par value $0.001 per share (the “Shares”), of Birdie Win Corporation, a Nevada corporation (the “Company”). As a result, the Purchaser became an approximately 44.6% holder of the voting rights of the issued and outstanding shares of the Company, on a fully-diluted basis. The transaction was completed on March 24, 2025 (the “Closing date”). The consideration paid for each share was $0.1515.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

BIRDIE WIN CORPORATION
(Name of Registrant)

Date: March 26, 2025

	By:	/s/ Shiyong Zhao
	Name:	Shiyong Zhao
	Title:	Chief Executive Officer, and Chairman